EXHIBIT 99.1

                            FIRST AMENDMENT TO LEASE

This First Amendment to Lease is made as of October 12, 2007, with reference to that certain Lease Agreement ("Lease") by and between Joseph T. Bellamy, Trustee of the Joseph T. Bellamy 2005 Trust ("Landlord") and Bank of Amador, a division of American River Bank, ("Tenant") therein, regarding that certain premises ("Premises") located at 26395 Buckhorn Ridge Road, Pioneer, California, and which is more particularly described in the Lease. The undersigned hereby confirms the following and the provisions of the Lease are hereby amended by the following:

         1. That Tenant accepted possession of the Premises from Landlord on October 12, 2007, and acknowledges that the Premises are as represented by Landlord, in good condition and repair.

         2. That all conditions which are to be satisfied prior to the full effectiveness of the Lease have been satisfied and that Landlord has fulfilled all of its duties of an inducement nature.

         3. That in accordance with Section 1 of the Lease, the commencement date is October 12, 2007, and that, unless sooner terminated, the expiration date is October 31, 2017.

         4. That the Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning Tenant's lease of the Premises.

         5. That there are no existing defenses known to Tenant at this time which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owed by Tenant pursuant to the Lease.

         6. That Tenant's obligations to pay the Rent is presently in effect and that all rentals, charges and other obligations on the part of Tenant under the Lease commences to accrue on October 12, 2007.

         7. That Tenant has not made any prior assignment, hypothecation or pledge of the Lease or of the rents thereunder.

         8. Except as modified herein, the Lease remains in full force and effect.


IN WINESS WHEREOF, the parties have executed this First Amendment as of the date set forth below.

LANDLORD:                                   TENANT:

Joseph T. Bellamy, Trustee of the           Bank of Amador, a division of
Joseph T. Bellamy 2005 Trust                AMERICAN RIVER BANK, a California
                                            corporation


By:   /s/ JOSEPH T. BELLAMY                 By:   /s/ MITCHELL A. DERENZO
      ----------------------------                ------------------------------
Its:                                        Its:  Executive Vice President
      ----------------------------                ------------------------------
Date: October 15, 2007                      Date: October 15, 2007
      ----------------------------                ------------------------------


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